Exhibit 99.1

FROM:                                  FOR:
BlueFire Partners                      MEDTOX Scientific, Inc.
150 South Fifth St., Suite 1300        402 West County Road D
Minneapolis, MN 55402                  St. Paul, MN  55112
Contact: Doug Ewing (612) 344-1036     Contact: Richard J. Braun (877) 715-7236

FOR IMMEDIATE RELEASE


           MEDTOX SCIENTIFIC REPORTS RECORD SECOND-QUARTER PERFORMANCE Sales And Margin Increases Contribute to Record Net Income


ST. PAUL, Minn., July 23, 2002 - MEDTOX Scientific, Inc. (AMEX:TOX)

o Second-quarter revenue increased to $13,918,000, a 10.8% increase over last year.
o Consolidated gross margin increased to 42.6% from 40.1%.
o Gross profit increased to $5,922,000, a 17.6% increase over last year.
o Net income increased to $1,008,000.

MEDTOX Scientific, Inc., announced today record revenues and net income for the second quarter ended June 30, 2002. For the three-month period, revenues increased 10.8% to $13,918,000 compared to $12,561,000 from the prior-year period. Gross profit increased 17.6% to $5,922,000 compared to $5,036,000 from the prior-year period. Operating income increased 9.0% to $1,381,000 compared to $1,267,000 from the prior-year period. Net income increased 5.0% to $1,008,000 compared to $960,000 from the prior-year period. Net income per diluted share was 20 cents, compared to 21 cents last year, reflecting an increase in shares outstanding.

Dick Braun, chief executive officer, said, "We are pleased with second quarter results, particularly in light of challenging economic conditions. The record revenues and earnings were achieved even with an 18% decline from last year's second quarter in total sample volume from pre-existing occupational health and corporate (workplace) clients, a direct result of external economic factors. The 18% decline in sample volume from pre-existing workplace clients is an improvement from the 21% decline in the first quarter of 2002 compared to the same quarter in 2001. Our continued success in acquiring new workplace client relationships and gaining market share offset the economic negatives, resulting in net workplace sample volume increasing by 1.5%. Overall laboratory specimen volume was also bolstered by a 17% increase in other specialty laboratory volume. Taken together, these positive influences resulted in 5.5% higher laboratory segment revenue and overall sample volume increase of 4% for the quarter.
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Medtox Scientific, Inc.
July 23, 2002
Page 2

"POC segment revenues increased 31% in the second quarter to $3,378,000 from $2,570,000 for the comparable period in 2001. POC revenues were also negatively impacted by nationwide employment levels, however strong sales in the PROFILE II-ER(R), PROFILE-IIA(R) and VERDICT-II(R) product lines resulted in a total of 614,000 disposable POC devices sold in the second quarter compared to 464,000 devices sold in the same period in 2001. Segment gross margin was 62.3% for the three-month period compared to 63.0% for the same prior-year period with the modest variation attributable to product mix of sales.

 "Although the slower economy continues to impact certain of our markets, new customer additions in those markets are mitigating the current lower testing volume from pre-existing clients," Braun said. "As the economy strengthens we anticipate built-in growth and operating leverage from existing workplace clients as they again add employees. In addition, we are continuing to increase our higher-margin POC business as a percent of total revenues and to successfully diversify into other specialty laboratory services that are higher margin and not directly affected by national employment hiring levels.

"In the second half of 2002 we plan to continue our emphasis on sales growth while improving margins, which is consistent with our long-term objectives. We will also continue to invest in those areas that will support future growth and profitability. Specific areas targeted for increased investments are sales, R&D, information systems, and laboratory and manufacturing automation. As we have stated before these investments will be made with a continued vigilance and commitment to increasing revenues, gross margin and income, not at their expense," said Braun.

MEDTOX will hold a teleconference to discuss second quarter 2002 results today at 9:30 a.m. Central Time (10:30 a.m. Eastern). Dialing 877-381-6503 a few minutes prior to the scheduled start time on July 23 will access a listen-only broadcast of the teleconference. Callers should ask for the MEDTOX quarterly conference call, hosted by Dick Braun, president and CEO of MEDTOX. A simultaneous webcast of the conference call will be available on the MEDTOX website in the "investors" section at www.medtox.com. An audio replay of the conference call will be available through July 30 at 800-642-1687, reservation code # 4908531. International callers may access the replay at 706-645-9291, reservation code # 4908531.

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Medtox Scientific, Inc.
July 23, 2002
Page 3

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory and on-site/point-of-collection (POC) devices. The company also supports customers with complete logistics, data and program management services. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs of abuse, therapeutic drugs and biological and agricultural toxins and provides employment drug screening and occupational health testing. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. To be automatically alerted by e-mail about company information, please go to http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=tox&script=1900 and follow the directions on the page. For more information see http://www.medtox.com.

Note: Forward-looking statements contained in this press release are made under the Private Securities Reform Act of 1995. Actual results may differ due to a number of factors including a change in the employment pattern of client companies, the ability of MEDTOX to acquire new business, and changes in the competitive environment. Fuller discussions of factors that may cause such results to differ are identified on page three of the company's 2001 annual report on Form 10-K and incorporated herein by reference.

                                     (more)
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Medtox Scientific, Inc.
July 23, 2002
Page 4


                             MEDTOX SCIENTIFIC, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Dollars in thousands except per share amounts)
                                   (Unaudited)


                                                     Three Months Ended                       Six Months Ended
                                             June 30, 2002        June 30, 2001      June 30, 2002       June 30, 2001
                                             -------------        -------------      --------------      --------------
REVENUES:
   Laboratory services                        $10,540              $9,991              $19,877             $19,295
   Product sales                                3,378               2,570                6,392               4,872
                                            -------------------  ------------------  -----------------   -----------------
                                               13,918               12,561              26,269              24,167

COST OF REVENUES:
  Cost of services                              6,724                6,575               13,080              12,970
  Cost of sales                                 1,272                  950                2,361               2,003
                                            -------------------  ------------------  -----------------   -----------------
                                                7,996                7,525               15,441              14,973
                                            -------------------  ------------------  -----------------   -----------------

GROSS PROFIT                                    5,922                5,036               10,828              9,194

OPERATING EXPENSES:
   Selling, general and administrative          4,237                3,451               8,015               6,591
   Research and development                       304                  318                 578                 633
                                            -------------------  ------------------  -----------------   -----------------
                                                4,541                3,769               8,593               7,224
                                            -------------------  ------------------  -----------------   -----------------

INCOME FROM OPERATIONS                          1,381                1,267               2,235               1,970

OTHER INCOME (EXPENSE):
   Interest expense                              (340)                (288)               (693)               (528)
   Other expense, net                             (33)                 (19)                (49)                (44)
                                            -------------------  ------------------  -----------------   -----------------
                                                 (373)                (307)               (742)               (572)
                                            -------------------  ------------------  -----------------   -----------------

NET INCOME                                     $1,008               $  960              $1,493              $1,398
                                            ===================  ==================  =================   =================

BASIC EARNINGS PER COMMON
   SHARE (1)                                   $ 0.21               $ 0.22              $ 0.31              $ 0.33
                                            ===================  ==================  =================   =================

DILUTED EARNINGS PER COMMON
   SHARE (1)                                   $ 0.20               $ 0.21              $ 0.29              $ 0.31
                                            ===================  ==================  =================   =================

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING:
          Basic (1)                           4,792,279            4,273,852           4,788,576           4,268,513
          Diluted (1)                         5,145,718            4,544,931           5,086,791           4,513,027


(1) Share and per share amounts for the three and six months ended June 30, 2001 have been restated for the ten percent stock dividends paid on July 5, 2002 and November 9, 2001.